UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2004

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 29, 2004, our wholly owned subsidiary, FiberNet Equal Access, LLC (“Equal Access”), entered into an amendment to its existing lease agreement with Hudson Telegraph Associates, L.P. (“Hudson”), dated as of February 17, 1998, as amended, pursuant to which Hudson leases to Equal Access a portion of the 19th floor of the building located at 60 Hudson Street, New York, New York (“60 Hudson”). The lease agreement was amended such that the amount of fixed rent payable to Hudson was revised to $1,251,302 per annum throughout the balance of the term of the lease, which expires on December 31, 2015. In addition, the percentage on which the percentage portion of our rent is based was reduced from twenty percent (20%) to twelve percent (12%). The amendment was effective as of September 1, 2004.

On October 29, 2004, Equal Access also entered into an amendment to its existing lease agreement with Westport Communications, LLC (an affiliate of Hudson, “Westport”) dated as of April 1, 2001, as amended, pursuant to which Westport leases to Equal Access the ground floor and a portion of the basement of the building located at 60 Hudson. A cumulative increase of $900,000.00 per annum was added to the fixed rent payable to Westport. Furthermore, the percentage portion of our rent, which is calculated based on revenues generated by FiberNet in connection with certain services at 60 Hudson, was reduced from fifty percent (50%) to twelve percent (12%) per annum. In addition, the percentage on which the rent payable in connection with FiberNet’s transport revenues was reduced from twelve and one-half percent (12 1/2%) to twelve percent (12%). The amendment was effective as of September 1, 2004.

In connection with the amendments to the leases described above, on October 29, 2004, we issued to Westport warrants to purchase shares of our common stock. Please see “Item 3.02. Sale of Unregistered Equity Securities” of this Current Report on Form 8-K for a more detailed description of the warrants, which is hereby incorporated by reference herein and made a part hereof.

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition”, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Attached as Exhibit 99.1 is a copy of a press release of FiberNet Telecom Group, Inc., dated November 4, 2004, announcing certain financial results for its fiscal third quarter ended September 30, 2004.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the amendments to the leases described in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, on October 29, 2004, we issued to Westport warrants to purchase 2,549,858 shares of our common stock, par value $.001, at an exercise price of $.01 per share. The warrants expire on September 1, 2009. Westport may not exercise the warrants to the extent that after such exercise, Westport, together with its affiliates, would beneficially own over 4.99% of our outstanding common stock. This restriction may be waived by Westport on not less than 61 days notice to us. Further, the 4.99% limitation does not prevent Westport from acquiring and selling in excess of 4.99% of our common stock through a series of exercises of the warrants. In addition, if we file with the Securities and Exchange Commission a registration statement (“Registration Statement”) (other than on Form S-4 or Form S-8), then we must notify Westport, and if, within 15 days thereafter, Westport shall so request, we will be required to include in such Registration Statement all or any part of the shares of common stock underlying the warrants. If no such Registration Statement including all of the applicable shares is declared effective by the SEC on or before September 1, 2005, we must file a Registration Statement with respect to all such shares on or before October 1, 2005 and use our best efforts to cause such Registration Statement to become effective and remain effective for a period of one year.

The issuance described above was made in reliance upon an exemption from the Securities Act of 1933, as amended, set forth in Section 4(2) relating to issuances not involving any public offering.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release dated November 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Jon A. DeLuca
Name:	Jon A. DeLuca
Title:	Senior Vice President—Finance and
Chief Financial Officer

Date: November 4, 2004